EXHIBIT 5.1

                         [Letterhead of Citigroup Inc.]



Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

        Re:      Citicorp Mortgage Securities, Inc.
                 REMIC Pass-Through Certificates, Series 2006-1
                 Class A and Class B Certificates

Ladies and Gentlemen:

         This opinion is being provided to you by the undersigned, as General Counsel, Finance and Capital Markets, of Citigroup Inc., pursuant to

         (i) Section 8(c) of the Underwriting Agreement (the "Underwriting Agreement") dated January 12, 2006 among Credit Suisse Securities
               (USA) LLC, Citigroup Inc., a Delaware corporation, and Citicorp Mortgage Securities, Inc., a Delaware corporation ("CMSI"), relating to CMSI's REMIC Pass-Through Certificates, Series 2006-1, class A certificates offered by the Prospectus referred to below (collectively, the "class A certificates"), and the class B-1, B-2 and B-3 certificates (together with the class A certificates, collectively, the "offered certificates"), and

         (ii) Section 7(b)(i) of the Purchase Agreement (the "Purchase Agreement") dated January 12, 2006 among Credit Suisse Securities
               (USA) LLC (in such capacity, the "Purchaser"), Citigroup Inc. and CMSI, relating to CMSI's REMIC Pass-Through Certificates, Series 2006-1, class B-4, B-5 and B-6 certificates (collectively, the "private certificates" and together with the offered certificates, the "certificates").

         The certificates will be issued pursuant to a Pooling and Servicing Agreement dated as of February 1, 2006 (the "Pooling Agreement") between CMSI, as Depositor, CitiMortgage, Inc., a New York corporation, as Servicer and Master Servicer ("CMI"), U.S. Bank National Association, in its individual capacity and as Trustee, and Citibank, N.A., in its individual capacity and as Paying Agent, Certificate Registrar and Authentication Agent. Terms used but not defined in this opinion will have the meanings given to them in or pursuant to the Underwriting Agreement.

         I (or attorneys under my supervision) have examined originals or copies of

         (i)          the registration statement on Form S-3 (File No.
                      333-109722) filed with the Securities and Exchange Commission (the "Commission") on October 15, 2003 and declared effective under the Securities Act of 1933, as amended (the "Act") on November 13, 2003 (as amended or supplemented at the relevant time, the "Registration Statement"),

         (ii)         the Pooling Agreement,

    )    (iii)        the prospectus relating to the offered certificates, dated
                      February 24, 2006 (as amended or supplemented at the relevant time, the "Prospectus"),

         (iv) the private placement memorandum dated February 24, 2006 describing, among other things, the private certificates, including the Prospectus attached thereto (together, the "Memorandum"),

         (v)          the Underwriting Agreement,

         (vi)         the Purchase Agreement, and

         (vii) the Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement") dated as of February 1, 2006 between CMSI and CMI.


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         I (or attorneys under my supervision) have also examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records of CMSI and CMI, certificates of public officials, officers of CMSI and CMI, and other persons and other documents, agreements and instruments and have made such other investigations as I have deemed necessary or appropriate for purposes of this opinion.

         Based on the foregoing, I am of the opinion that:

1 Each of CMSI and CMI is a validly existing corporation in good standing under the laws of the State of Delaware and the State of New York, respectively, with corporate power and authority under such laws to own its properties and assets and conduct its business as described in the Prospectus and the Memorandum.

2 Citibank, N.A. has been duly chartered and is validly existing as a national banking association in good standing under the laws of the United States.

3 Each of the Underwriting Agreement and the Purchase Agreement has been duly authorized, executed and delivered by CMSI and Citigroup Inc.

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4 The Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by CMSI and CMI and constitutes the valid and legally binding obligation of CMSI and CMI, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights and by general principles of equity.

5 The Pooling Agreement has been duly authorized, executed and delivered by CMSI, CMI and Citibank, N.A. and, assuming valid authentication thereof by U.S. Bank National Association (in its individual capacity and as Trustee), constitutes a valid and legally binding agreement of CMSI, CMI and Citibank, N.A., enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights and by general principles of equity.

6 The Pooling Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund (as defined in the Pooling Agreement) is not required to be registered under the Investment Company Act of 1940, as amended.

7 The certificates have been duly authorized, executed, issued, authenticated and delivered, and are validly issued and outstanding and entitled to the benefits provided by the Pooling Agreement.

8 The offer and sale of the private certificates to the Purchaser in the manner contemplated in the Purchase Agreement and the Pooling Agreement is not, assuming the accuracy of the representations and warranties of the Purchaser and the performance by the Purchaser of the covenants contained in the Purchase Agreement, a transaction requiring registration of the private certificates under the Act.

9 Immediately prior to the sale of the private certificates pursuant to the Purchase Agreement, CMSI owned beneficially and of record the private certificates, and upon payment for and delivery of the private certificates in the manner provided in the Purchase Agreement, assuming that the Purchaser has purchased the private certificates in good faith and without knowledge of any adverse claim, the Purchaser will acquire good and marketable title to the private certificates, free and clear of any liens or encumbrances known to me.

10 Assuming that each class of the offered class A certificates and the class B-1 certificates are rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization, each such class of

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 certificates at such time will be a "mortgage related
security," as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended.

11       The Registration Statement has become effective under the Act, and, to the best of my knowledge,

               (A) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or have been threatened under the Act;

               (B) each of the Registration Statement at its effective date and the date hereof, and the Prospectus at its date and the date hereof (in each case, with the exception of any information incorporated by reference therein and any numerical, financial, statistical or quantitative information, as to which I have not been requested to comment) appeared on its face to conform in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission; and

               (C) the descriptions

                  (i) in the Prospectus and the Pooling Agreement of the offered certificates,

                  (ii) in the Memorandum and the Pooling Agreement of the private certificates, and

                  (iii) in the Prospectus of the aspects of certain statutes as set forth under the heading "Core prospectus - ERISA considerations" and "Prospectus supplement - Additional ERISA considerations," to the extent they constitute statements of matters of law or legal conclusions with respect thereto, are accurate in all material respects.

         I have not verified, and I am not passing upon, and I do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Memorandum, other than those mentioned in paragraph 11(C) above.

         For purposes of this opinion, I have relied, with your consent, on the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to CMSI, as to legal matters relating to the Employee Retirement Income Security Act of 1974, as amended.

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February 27, 2006
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         I am an attorney admitted to practice in the State of New York, and the opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States.

         I hereby consent to the use and filing of this opinion as an exhibit to the Registration Statement, and to the use and filing of this opinion on Form 8-K under the Securities Exchange Act of 1934 and its incorporation by reference into the Registration Statement, and to the reference to this opinion under the heading "Legal opinions" in the Prospectus filed in connection with the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

         This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon without my express written consent.





                                                 Very truly yours,

                                                 /s/ Michael S. Zuckert
                                                 ----------------------
                                                     Michael S. Zuckert